UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2025

BLINK CHARGING CO.

(Exact name of registrant as specified in its charter)

Nevada	001-38392	03-0608147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5081 Howerton Way, Suite A Bowie, Maryland	20715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 521-0200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	BLNK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

Blink Charging Co. (the “Company”)

May 16, 2025

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2025, our Chief Executive Officer, Michael Battaglia, met with our Chief Financial Officer, Michael Rama, to discuss Mr. Rama’s contract and his desire to pursue new opportunities outside Blink. By mutual agreement on May 16, 2025, Mr. Rama will conclude his tenure at the Company effective June 2, 2025, subject to the execution of a separation agreement that will provide for severance and other customary benefits.

On May 16, 2025, the Board of Directors of the Company appointed Robert Strauss to serve as the Interim Chief Financial Officer of the Company, effective June 3, 2025. Mr. Strauss will serve as Interim Chief Financial Officer of the Company until a permanent Chief Financial Officer is appointed by the Board.

Mr. Strauss, age 48, along with his new role with the Company, currently serves as a Managing Director of FTI Consulting, Inc. (“FTI”), a global consulting firm, where he is a member of FTI’s Power, Renewables & Energy Transition (PRET) practice and Corporate Finance & Restructuring segment. For more than 20 years, Mr. Strauss has specialized in formulating and evaluating strategic business plans, cash management and financial structuring. He has also assisted clients with profitability studies, financial reporting and other accounting and business improvement initiatives. Prior to joining FTI, Mr. Strauss served as Chief Financial Officer for Pioneer Landscape Centers, a leading landscape and hardscape materials provider. Mr. Strauss specializes in serving in interim executive positions for public and private companies in various industries, especially in the role of Chief Financial Officer, and has served in C-level interim roles at a number of companies over the last 15 years, including as the Interim Chief Financial Officer for the nation’s largest residential pool building and service franchisor, Interim Chief Financial Officer for a $200 million revenue flatbed trucking and logistics provider, Interim Chief Financial Officer for a $200 million revenue carpet manufacturer, Interim Chief Financial Officer for a $175 million revenue furniture manufacturer and finished goods importer, and Interim Chief Financial Officer for a $125 million revenue secure network and broadband communication solutions provider for the Joint Forces Command. Mr. Strauss earned a B.B.A. degree in Finance from the University of Georgia and an M.B.A. from the University of Illinois.

There are no transactions between Mr. Strauss and the Company that would be required to be reported under Item 404(a) of Regulation S-K. There is no family relationship between Mr. Strauss and any director or executive officer of the Company. The appointment of Mr. Strauss was made under the terms of an engagement letter, effective May 12, 2025, between the Company and FTI, which provided for interim consulting services as needed. Mr. Strauss will continue to be employed by FTI and compensated through that engagement letter. He will not receive any compensation directly from the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLINK CHARGING CO.

Date: May 22, 2025	By:	/s/ Michael C. Battaglia
	Name:	Michael C. Battaglia
	Title:	President and Chief Executive Officer